Exhibit 5.1

666 Third Avenue, 20th floor
New York, NY 10017-4132
Main (212) 451-2900
Fax (212) 451-2999

July 18, 2024

Acri Capital Merger Sub I Inc.

13284 Pond Springs Rd, Ste 405

Austin, Texas 78729

Re:	Registration Statement on Form F-4

Ladies and Gentlemen:

We have been engaged as U.S. securities counsel by Acri Capital Acquisition Corporation, a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-4 (File No. 333-280613) of Acri Capital Merger Sub I Inc., a Delaware corporation (“PubCo”), as amended and supplemented through the date hereof (the “Registration Statement”), filed with the U.S. Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), including the proxy statement/prospectus forming a part thereof, relating to (i) up to 25,767,259 shares of common stock of PubCo, par value $0.0001 per share (the “Common Shares”) representing (a) 13,214,759 Common Shares (the “Business Combination Shares”) issuable in connection with the Business Combination (as defined herein) and 12,552,500 Common Shares (the “Warrant Shares”) issuable upon exercise of the Warrants (as defined below), and (ii) 12,552,500 warrants of PubCo, each exercisable for one Common Share (the “Warrants” and together with the Business Combination Shares and the Warrant Shares, the “Securities”) to be issued by PubCo pursuant to a certain business combination agreement dated February 18, 2024 (as amended, supplemented or modified from time to time, the “Business Combination Agreement”), by and among the Company, PubCo, Acri Capital Merger Sub II Inc., a Delaware corporation and wholly-owned subsidiary of PubCo (“Merger Sub”), and Foxx Development Inc., a Texas corporation (“Foxx”). Pursuant to the Business Combination Agreement, (x) the Company will merge with and into PubCo (the “Reincorporation Merger”), and (y) Foxx will merge with and into Merger Sub, with Merger Sub surviving as a wholly-owned subsidiary of PubCo (the “Acquisition Merger”, together with the Reincorporation Merger and the other transactions contemplated therein the “Business Combination”).

In rendering the opinions set forth below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement; (ii) the Business Combination Agreement; (iii) the form of proposed certificate of incorporation of PubCo, to be adopted immediately prior to the closing of the Business Combination, attached to the Registration Statement as Annex B and filed as Exhibit 3.1 to the Registration Statement; (iv) the form of proposed bylaws of PubCo, to be adopted immediately prior to the closing of the Business Combination, attached to the Registration Statement as Annex C and filed as Exhibit 3.2 to the Registration Statement, (v) the Warrant Agreement (the “Warrant Agreement”), dated June 9, 2022, by and between the Company and Vstock Transfer, LLC (“VStock”), which is included as an exhibit to the Registration Statement, including the specimen warrant certificate included therein; (vi) the form of the warrant assumption agreement (the “Warrant Assumption Agreement”) to be entered into by the Company, PubCo and Vstock, filed as Exhibit 10.16 to the Registration Statement; and (vii) such other documents, records and other instruments as we have deemed necessary or appropriate in order to deliver the opinions set forth herein.

July 18, 2024

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company, PubCo and others, and of public officials.

Based upon the foregoing, we are of the opinion that:

1.	Upon the effectiveness of the Business Combination as contemplated by the Business Combination Agreement, the Business Combination Shares will be duly authorized, validly issued, fully paid and non-assessable.

2.	Upon the effectiveness of the Business Combination as contemplated by the Business Combination Agreement and when the Warrants are issued, delivered and paid for as part of the Business Combination, as contemplated by the Registration Statement and in accordance with the terms of the Business Combination Agreement and the Warrant Assumption Agreement, the Warrants will be legally binding obligations of PubCo enforceable in accordance with their terms under the laws of the State of New York

3.	Upon the effectiveness of the Business Combination as contemplated by the Business Combination Agreement and the valid exercise by the holders of the Warrants pursuant to the Warrant Agreement and the Warrant Assumption Agreement, the Warrant Shares will be duly authorized, validly issued, fully paid and non-assessable.

July 18, 2024

Our opinions expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law or judicially developed doctrine in this area (such as substantive consolidation or equitable subordination) affecting the enforcement of creditors’ rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (iii) an implied covenant of good faith and fair dealing, (iv) public policy considerations which may limit the rights of parties to obtain certain remedies, (v) any requirement that a claim with respect to any security denominated in other than U.S. dollars (or a judgment denominated in other than U.S. dollars in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined in accordance with applicable law, (vi) governmental authority to limit, delay or prohibit the making of payments outside of the United States or in a foreign currency or currency unit and (vii) any laws except the laws of the State of New York and the Delaware General Corporate Law. We advise you that issues addressed by this letter may be governed in whole or in part by other laws, but we express no opinion as to whether any relevant difference exists between the laws upon which our opinions are based and any other laws which may actually govern. We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the issuance of the Securities.

Our opinion is based on these laws as in effect on the date hereof and as of the effective date of the Registration Statement, and we assume no obligation to revise or supplement this opinion after the effective date of the Registration Statement should the law be changed by legislative action, judicial decision or otherwise. Where our opinions expressed herein refer to events to occur at a future date, we have assumed that there will have been no changes in the relevant law or facts between the date hereof and such future date. Our opinions expressed herein are limited to the matters expressly stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. Not in limitation of the foregoing, we are not rendering any opinion as to the compliance with any other federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

July 18, 2024

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement, to the use of our name as U.S. securities counsel of the Company and to all references made to us under the caption “Legal Matters” in the Registration Statement and in the proxy statement/prospectus forming a part thereof. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated thereunder.

Very truly yours,

ROBINSON + COLE LLP